Exhibit 10.4

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of August 15, 2023 (this “Agreement”), by and among Pono Capital Three, Inc., a Cayman Islands exempted company (the “SPAC”), Robinson Aircraft Ltd., a British Columbia company (the “Company”), and each of the shareholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Shareholder” and, collectively, the “Company Shareholders”). SPAC, the Company and each Company Shareholder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, contemporaneously with the execution of this Agreement, SPAC, the Company, Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of the SPAC (“Merger Sub”), and certain other persons are entering into that certain Business Combination Agreement (the “BCA”), pursuant to which, subject to the terms and conditions thereof, SPAC will redomesticate and continue as a British Columbia company, and Merger Sub will amalgamate with the Company, with the amalgamated company a wholly-owned subsidiary of the SPAC (the “Amalgamation”), and with the Company’s shareholders receiving Class A Ordinary shares of the post-redomesticated SPAC;

WHEREAS, as of the date hereof, each Company Shareholder owns of record the number of equity securities of the Company as set forth opposite such Company Shareholder’s name on Exhibit A hereto (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Shareholders prior to the termination of this Agreement being referred to herein as the “Securities”); and

WHEREAS, in order to induce the SPAC, Merger Sub, and the Company to enter into the BCA, the Company Shareholders are executing and delivering this Agreement to the SPAC and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Shareholders (severally and not jointly), the SPAC and the Company hereby agrees as follows:

1. Agreement to Vote. Each Company Shareholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents and certificates evidencing such agreement as the SPAC may reasonably request in connection therewith), if (and only if) the Approval Condition (as defined below) shall have been satisfied, to vote, at any meeting of the members of the Company, and in any action by written consent of the members of the Company, all of such Company Shareholder’s Securities (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the shareholders of the Company, (c) in favor of the approval and adoption of the new equity incentive plan (as contemplated by the BCA) and (d) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the transactions contemplated by the BCA from being consummated. Each Company Shareholder acknowledges receipt and review of a copy of the BCA. For purposes of this Agreement, “Approval Condition” shall mean that (i) the BCA and the transactions as set forth therein shall have been approved by the Board of Directors of the Company and such approval shall not have been withdrawn and (ii) the BCA shall not have been amended or modified to change the Exchange Consideration payable under the BCA to the Company Shareholders.

2. Transfer of Securities. Except as may be required by or permitted in the BCA, each Company Shareholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Shareholder from performing its obligations hereunder.

3. Representations and Warranties. Each Company Shareholder, severally and not jointly, represents and warrants for and on behalf of itself to the SPAC as follows:

(a) The execution, delivery and performance by such Company Shareholder of this Agreement and the consummation by such Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law (with this and any other defined term used herein without definition having the meaning as given in the BCA) or other Order applicable to such Company Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the BCA or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Company Shareholder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Shareholder’s Organizational Documents if such Company Shareholder is an entity.

(b) Such Company Shareholder owns of record and has good, valid and marketable title to the Securities set forth opposite the Company Shareholder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Shareholder) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Shareholder does not own, directly or indirectly, any other Securities.

(c) Such Company Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Shareholder.

4. Termination. This Agreement and the obligations of the Company Shareholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms; or (c) the mutual agreement of the SPAC and the Company. Upon termination or expiration of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

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5. Miscellaneous.

(a) Except as otherwise provided herein, in the BCA or in any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice in accordance with this Section 5(b)):

If to the SPAC, to:

Pono Capital Three, Inc.

4348 Waialae Ave., #632

Honolulu, Hawaii 96816

Attn: Dustin Shindo

Telephone No.: (808) 892-6611

E-mail: dshindo@ponocorp.com

with a copy, which shall not constitute notice, to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, DC 20001

Attn: Andrew Tucker, Esq., Peter Strand

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

E-mail: andy.tucker@nelsonmullins.com; peter.strand@nelsonmullins.com

If to the Company, to:

Horizon Aircraft

3187 Highway 35

Lindsay, Ontario

K9V 4R1

Attn: E. Brandon Robinson

E-mail: brandon@horizonaircraft.com

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with a copy, which shall not constitute notice, to:

Gowling WLG (Canada) LLP

345 King Street West, Suite 600

Kitchener, ON N2G 0C5

Attn: Todd Bissett

Telephone: (519) 571-7612

Facsimile No.: (519) 576-6030

E-mail: Todd.Bissett@ca.gowlingwlg.com

If to a Company Shareholder, to the address set forth for such Company Shareholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the BCA and the Ancillary Documents constitute the entire agreement among the Parties and the other parties thereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the Parties and the other parties thereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each of the Parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Shareholder shall be liable for the breach of this Agreement by any other Company Shareholder.

(f) The Parties agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

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(g) This Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Province of British Columbia applicable in that Province. Without prejudice to the ability of any Party to enforce this Agreement in any other proper jurisdiction, each of the Parties irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia to determine all issues, whether at law or in equity, arising from this Agreement. To the extent permitted by applicable Law, each of the Parties:

(i) irrevocably waives any objection, including any claim of inconvenient forum, that it may now or in the future have to the venue of any legal proceeding arising out of or relating to this agreement in the courts of that Province, or that the subject matter of this agreement may not be enforced in those courts;

(ii) irrevocably agrees not to seek, and waives any right to, judicial review by any court that may be called upon to enforce the judgment of the courts referred to in this section 5(g), of the substantive merits of any suit, action or proceeding; and

(iii) to the extent that party has or may acquire any immunity from the jurisdiction of any court or from any legal process, whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise, with respect to itself or its property, irrevocably waives that immunity in connection with its obligations under this agreement.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each Party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Company Shareholder until such time as the BCA is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in the Company or the Company Shareholder’s Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shareholder and its Securities as so changed.

(l) Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph 5(l).

[Signatures appear on following pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PONO CAPITAL THREE, INC.

By:
Name:
Title:

ROBINSON AIRCRAFT LTD.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY SHAREHOLDERS

Shareholder Name:

By:
Name:
Title:
(if applicable)

Address for Notices:

Email:

[Signature Page to Voting Agreement]

EXHIBIT A

THE COMPANY SHAREHOLDERS

Company Shareholder	Company Securities
Ecomm Link Ltd.	1,070,600 Voting A Common 125,000 Voting B Common
Robinson Family Ventures Inc.	2,745,326 Voting A Common
Astro Aerospace Ltd.	2,196,465 Voting A Common
Robert Blair Robinson	75,000 Voting B Common
Michael Lush	399,984 Voting B Common
Kirk Creelman	118,160 Voting B Common
Stewart Lee	136,200 Voting B Common 160,000 Non-Voting Common
Peter Ferreira	125,000 Voting B Common
Jason O’Neill	279,000 Voting B Common
Gurcharan Bhogal	40,000 Non-Voting Common